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                                                                EXHIBIT 10.5


                        BURNHAM PACIFIC PROPERTIES, INC.

                          RANK AND FILE SEVERANCE PLAN


1.     EMPLOYEES COVERED

       This Rank and File Severance Plan shall apply to all employees other than employees subject to a collective bargaining agreement or those otherwise entitled to any other severance benefit (each, a "Covered Employee," collectively, the "Covered Employees"), of Burnham Pacific Properties, Inc. (the "Corporation") or any of its subsidiaries and affiliates (together with the Corporation, the "Employers").

2.     SPECIAL TERMINATION BENEFITS

       Any Covered Employee whose employment is terminated or is Deemed Terminated (as hereinafter defined) within twelve (12) months following a Change in Control (as hereinafter defined), unless such termination is for Cause (as hereinafter defined), by reason of death or by reason of disability (as determined under the Employers' then existing long-term disability coverage), shall be provided with the following Special Termination Benefits by the
Employers:

              (a)    An amount equal to the sum of:

                     (i) three (3) times the amount of the current monthly base salary of the Covered Employee; and

                     (ii) one (1) week's base salary for each full year of service with any of the Employers (including any service with the John Burnham Co.) and any successor institution.

       Base salary shall be determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan. Said amount shall be paid in one lump sum payment no later than thirty-one
       (31) days following the date of termination; and

              (b) Continuation of health, dental and life insurance benefits for three (3) months (or such longer period for which payment is being made pursuant to Section 2(a)) after termination on the same terms and conditions as though the Covered Employee had remained an active employee; and


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              (c)    COBRA benefits following the period referred to in Section
       2(b) above, such benefits to be determined as though employment had terminated at the end of such period; and

              (d) Payment to the Covered Employee of all reasonable legal and mediation fees and expenses incurred by the Covered Employee in obtaining or enforcing any right or benefit provided by this Plan, except in cases involving frivolous or bad faith litigation initiated by the Covered Employee; and

              (e) The foregoing Special Termination Benefits are subject to Section 3 below.

       For purposes of this Plan, a Covered Employee shall be "Deemed Terminated" if he resigns his employment in connection with the relocation of the offices at which the Covered Employee is principally employed immediately prior to the date of a Change in Control to a location more than 50 miles from such offices, or the requirement for the Covered Employee to be based anywhere other than the offices at such location, except for required travel on business to an extent substantially consistent with the Covered Employee's business travel obligations immediately before the Change in Control.

3.     ADJUSTMENTS IN SPECIAL TERMINATION BENEFITS

       The Special Termination Benefits payable pursuant to Section 2 above shall be adjusted as follows:

              (a) All payments shall be reduced by the amount of any severance pay or notice pay benefits payable to any employee under any employment, change in control or special termination agreement or under any "tin parachute," WARN or similar law.

              (b) All payments will be subject to usual and customary tax withholding.

4.     DEFINITION OF "CHANGE IN CONTROL"

       For purposes of this Plan, a "Change in Control" shall mean the occurrence of any one of the following events:

              (a) any "PERSON," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Corporation, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of either (A) the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Corporation's Board of Directors ("Voting Securities") or (B) the then outstanding shares


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         of the Corporation's no par common stock ("Common Stock") (in either case other than as a result of an acquisition of securities directly from the Corporation); or

              (b) persons who, as of June 19, 1999, constitute the Corporation's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to June 19, 1999 shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a PERSON other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

              (c) the stockholders of the Corporation shall approve (A) any consolidation or merger of the Corporation where the stockholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
       (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation or (C) any plan or proposal for the liquidation or dissolution of the Corporation.

       Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Corporation which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation), then a "CHANGE OF CONTROL" shall be deemed to have occurred for purposes of the foregoing clause (a).

5.     DEFINITION OF "CAUSE"

       For purposes of this Plan, the term "Cause" shall mean and include:

              (a) deliberate dishonesty with respect to any of the Employers or any successor institution; or


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              (b)    the conviction of any crime involving moral turpitude; or

              (c) gross neglect of or refusal to perform any duty or responsibility as an employee of any of the Employers after written notice to the Covered Employee, other than as a result of sickness, accident, disability or similar cause beyond the control of the Covered Employee.

6.     AMENDMENT OR TERMINATION

       The Corporation may amend or terminate this Plan at any time or from time to time; provided, however, that no amendment or termination shall be made on or after a Change in Control without the consent of the Covered Employees.

7.     GOVERNING LAW

       This Plan shall be construed under and be governed in all respects by the laws of the State of Maryland.

8.     NO CONTRACT OF EMPLOYMENT

       Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and any of the Employers, the Covered Employee shall not have any right to be retained in the employ of the Employers.

9.     EFFECT ON OTHER PLANS

       Nothing in this Plan shall be construed to limit the rights of the Covered Employees under the Employers' benefit plans, programs or policies.


Adopted: As of June 19, 1999



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